Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

October 27, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended September 30, 2010:

•	Funds From Operations (FFO)(1) was $0.49 per diluted share compared to $0.48 per diluted share in the same period one year ago.

•

Income from continuing operations was $0.10 per diluted share compared to $0.07 per diluted share in the same period one year ago. Net income was $0.10 per diluted share compared to $0.16 per diluted share in the same period one year ago.

“As part of our strategic financial plan to reposition our balance sheet, we executed a $250 million 10-year senior notes offering with an annual coupon of 4.95%. This is the largest senior notes offering in our company’s history. We had been monitoring the bond market for more than a year, assessing the appropriate time to refinance a significant portion of our 2011 maturities. Combining this senior notes offering with the completion of our tender offers significantly reduces our exposure to debt maturities in the next several years. By continuing to improve our balance sheet metrics, we are positioned for growth as we see more and more acquisition opportunities coming to market in the Washington, DC region,” said George “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Capital Structure

Since WRIT reported second quarter results, the company issued 1,576,940 shares at an average price of $31.13 per share through its Sales Agency Financing Agreement with BNY Mellon Capital Markets, generating approximately $49 million in proceeds. These proceeds were used to pay down a portion of the line of credit and for general corporate purposes. At the end of the third quarter, the outstanding balance on the line of credit was $100 million. Year to date, WRIT has issued 3,965,269 common shares through the Agreement with BNY Mellon for gross proceeds of approximately $120 million.

In the third quarter WRIT repurchased $7.6 million of its 3.875% convertible notes at an average price of 100.25% of par. WRIT also prepaid without penalty a $21.7 million 5.82% mortgage note on The Ridges and The Crescent office properties in Gaithersburg, Maryland on July 12, 2010.

Also in the third quarter WRIT completed an underwritten public offering of $250 million aggregate principal amount of senior unsecured notes due October 1, 2020 under its shelf registration statement filed with the Securities and Exchange Commission. The notes have an annual coupon rate of 4.95% and were priced at 99.199% of the principal amount. Subsequent to quarter end, as part of our strategic financial plan we finalized the previously announced tender offers for our 5.95% senior notes due June 15, 2011 and our 3.875% convertible notes due 2026 (which can be put back to WRIT at par on September 15, 2011). At completion of the tenders, WRIT repurchased $56.1 million of the $150 million outstanding principal amount of 5.95% senior notes and $122.8 million of the $125.5 million outstanding principal amount of 3.875% convertible notes. In the fourth quarter, WRIT paid a premium of $5.5 million for the repurchase of these securities and expects to take a charge of an additional $3.5 million of unamortized issuance costs associated with the repurchased debt. The remainder of the proceeds will be used for general corporate purposes.

On September 30, 2010, WRIT paid a quarterly dividend of $0.4325 per share for its 195th consecutive quarterly dividend at equal or increasing rates.

As of September 30, 2010, WRIT had a total market capitalization of $3.4 billion.(2)

Washington Real Estate Investment Trust

Operating Results

Overall portfolio economic occupancy(6) for the third quarter was 90.3%, compared to 93.0% in the same period one year ago and 90.7% in the second quarter of 2010. Overall portfolio Net Operating Income (NOI)(3) was $51.1 million compared to $49.4 million in the same period one year ago and $51.0 million in the second quarter of 2010.

Core(4) portfolio economic occupancy for the third quarter was 90.7%, compared to 93.3% in the same period one year ago. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 decreased 70 bps from the second quarter of 2010. Core portfolio NOI for the third quarter increased 0.4% and rental rate growth was 2.6% compared to the same period one year ago.

•

Multifamily: 14.9% of total NOI - Multifamily properties’ core NOI for the third quarter increased 11.2% compared to the same period one year ago. The primary drivers of the NOI increase were occupancy gains at all but two properties and rental rate increases at all but three properties. Rental rate growth was 1.2% while core economic occupancy for properties included in the results for both the third quarter of 2009 and 2010 increased 170 basis points (bps) to 95.6%. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 increased 190 bps from the second quarter of 2010.

•

Office: 43.0% of total NOI - Office properties’ core NOI for the third quarter decreased 3.0% compared to the same period one year ago. Rental rate growth was 2.6% while core economic occupancy for properties included in the results for both the third quarter of 2009 and 2010 decreased 350 bps to 89.4%. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 decreased 210 bps from the second quarter of 2010.

•

Medical Office: 14.4% of total NOI - Medical office properties’ core NOI for the third quarter increased 1.8% compared to the same period one year ago. Rental rate growth was 3.6% while core economic occupancy for properties included in the results for both the third quarter of 2009 and 2010 decreased 120 bps to 94.8%. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 decreased 70 bps from the second quarter of 2010.

•

Retail: 15.3% of total NOI - Retail properties’ core NOI for the third quarter increased 2.2% compared to the same period one year ago. Rental rate growth was 1.4% while core economic occupancy for properties included in the results for both the third quarter of 2009 and 2010 decreased 230 bps to 91.7%. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 decreased 30 bps from the second quarter of 2010.

•

Industrial: 12.4% of total NOI - Industrial properties’ core NOI for the third quarter decreased 3.6% compared to the same period one year ago. Rental rate growth was 4.7% while core economic occupancy for properties included in the results for both the third quarter of 2009 and 2010 decreased 660 bps to 83.0%. Sequentially, core economic occupancy for properties included in the results for both the second quarter of 2010 and the third quarter of 2010 increased 70 bps from the second quarter of 2010.

Leasing Activity

During the third quarter, WRIT signed commercial leases for 330,000 square feet with an average rental rate increase of 6.8% over expiring lease rates, an average lease term of 4.4 years, tenant improvement costs of $6.91 per square foot and leasing costs of $4.51 per square foot.

•	Rental rates for new and renewed office leases increased 2.3% to $28.29 per square foot, with $12.54 per square foot in tenant improvement costs and $7.56 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 15.0% to $34.94 per square foot, with $12.21 per square foot in tenant improvement costs and $5.15 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases increased 17.5% to $30.57 per square foot, with $0.43 per square foot in tenant improvement costs and $2.30 per square foot in leasing costs.

Washington Real Estate Investment Trust

•	Rental rates for new and renewed industrial/flex leases decreased 10.9% to $9.23 per square foot, with $0.98 per square foot in tenant improvement costs and $2.15 per square foot in leasing costs.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Thursday, October 28, 2010 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until November 11, 2010 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	357231

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 88 properties, totaling approximately 11 million square feet of commercial space and 2,540 residential units, and land for development. These 88 properties consist of 26 office properties, 19 industrial/flex properties, 18 medical office properties, 14 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2009 Form 10-K and second quarter 2010 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end times the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

Washington Real Estate Investment Trust

(3)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses.

(4)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

(6)

Economic occupancy is calculated by dividing the actual real estate rental revenue recognized for the period by the gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Segment	3rd QTR 2010	3rd QTR 2009	3rd QTR 2010	3rd QTR 2009
Residential	95.6%	93.9%	95.6%	93.9%
Office	89.4%	92.9%	90.1%	92.3%
Medical Office	94.8%	96.0%	90.3%	96.0%
Retail	91.7%	94.0%	91.7%	94.0%
Industrial	83.0%	89.6%	83.0%	89.6%

Overall Portfolio	90.7%	93.3%	90.3%	93.0%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2010 and Q3 2009, core properties exclude:

Residential Acquisitions: none;

Office Acquisitions: Quantico Corporate Center;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: none.

Also excluded from Core Properties in Q3 2010 and Q3 2009 are:

Sold Properties: Brandywine Center, Tech 100, Crossroads Distribution Center; Charleston Business

Center, Parklawn Plaza, Lexington and Saratoga;

Held for Sale Properties: None.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2010	2009	2010	2009
Revenue
Real estate rental revenue	$76,274	$74,987	$227,865	$227,163

Expenses
Real estate expenses	25,152	25,573	76,710	77,547
Depreciation and amortization	24,278	23,484	71,459	69,620
General and administrative	3,153	3,518	10,455	9,931

	52,583	52,575	158,624	157,098

Real estate operating income	23,691	22,412	69,241	70,065
Other income (expense):
Interest expense	(17,100)	(18,224)	(51,178)	(57,221)
Gain (loss) on extinguishment of debt	(238)	(133)	(280)	6,931
Gain from non-disposal activities	4	62	4	62
Other income (expense)	301	(54)	423	120

	(17,033)	(18,349)	(51,031)	(50,108)

Income from continuing operations	6,658	4,063	18,210	19,957

Discontinued operations:
Income from operations of properties held for sale	—	393	792	1,867
Gain on sale of real estate	—	5,147	7,942	11,821

Net income	6,658	9,603	26,944	33,645
Less: Net income attributable to noncontrolling interests in subsidiaries	(33)	(53)	(109)	(154)

Net income attributable to the controlling interests	$6,625	$9,550	$26,835	$33,491

Income from continuing operations attributable to the controlling interests	$6,625	$4,010	$18,101	$19,803
Gain from non-disposal activities	(4)	(62)	(4)	(62)
Continuing operations real estate depreciation and amortization	24,278	23,484	71,459	69,620

Funds from continuing operations	$30,899	$27,432	$89,556	$89,361

Income from discontinued operations before gain on sale	—	393	792	1,867
Discontinued operations real estate depreciation and amortization	—	205	96	879

Funds from discontinued operations	—	598	888	2,746

Funds from operations(1)	$30,899	$28,030	$90,444	$92,107

Non-cash (gain) loss on extinguishment of debt	238	133	280	(6,931)
Tenant improvements	(2,863)	(2,272)	(7,206)	(8,065)
External and internal leasing commissions capitalized	(3,387)	(1,543)	(7,422)	(4,787)
Recurring capital improvements	(1,377)	(1,756)	(4,240)	(4,914)
Straight-line rents, net	(1,099)	(576)	(2,519)	(1,852)
Non-cash fair value interest expense	760	794	2,319	2,822
Non real estate depreciation & amortization of debt costs	1,094	1,122	3,080	3,518
Amortization of lease intangibles, net	(413)	(559)	(1,380)	(1,809)
Amortization and expensing of restricted share and unit compensation	1,311	1,136	4,299	2,640

Funds available for distribution(5)	$25,163	$24,509	$77,655	$72,729

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data attributable to the controlling interests:		2010	2009	2010	2009
Income from continuing operations	(Basic)	$0.11	$0.07	$0.29	$0.35
	(Diluted)	$0.10	$0.07	$0.29	$0.35
Net income	(Basic)	$0.11	$0.16	$0.43	$0.60
	(Diluted)	$0.10	$0.16	$0.43	$0.60
Funds from continuing operations	(Basic)	$0.49	$0.47	$1.46	$1.60
	(Diluted)	$0.49	$0.47	$1.46	$1.60
Funds from operations	(Basic)	$0.49	$0.48	$1.47	$1.65
	(Diluted)	$0.49	$0.48	$1.47	$1.65

Dividends paid		$0.4325	$0.4325	$1.2975	$1.2975

Weighted average shares outstanding		62,894	58,556	61,332	55,936
Fully diluted weighted average shares outstanding		63,055	58,571	61,460	55,940

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Land	$418,195	$408,779
Income producing property	1,951,606	1,886,408

	2,369,801	2,295,187
Accumulated depreciation and amortization	(529,716)	(468,291)

Net income producing property	1,840,085	1,826,896
Development in progress	26,103	25,031

Total real estate held for investment, net	1,866,188	1,851,927
Investment in real estate sold or held for sale	—	14,289
Cash and cash equivalents	262,413	11,203
Restricted cash	19,858	19,170
Rents and other receivables, net of allowance for doubtful accounts of $7,977 and $6,433, respectively	56,218	50,441
Prepaid expenses and other assets	106,302	97,605
Other assets related to property sold or held for sale	—	590

Total assets	$2,310,979	$2,045,225

Liabilities
Notes payable	$930,201	$688,912
Mortgage notes payable	381,109	405,451
Lines of credit	100,000	128,000
Accounts payable and other liabilities	54,137	52,580
Advance rents	10,969	11,103
Tenant security deposits	9,703	9,668
Other liabilities related to property sold or held for sale	—	448

Total liabilities	$1,486,119	$1,296,162

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000
Shares authorized; 64,093 and 59,811 shares issued and outstanding, respectively	642	599
Additional paid-in capital	1,074,308	944,825
Distributions in excess of net income	(251,964)	(198,412)
Accumulated other comprehensive income	(1,906)	(1,757)

Total shareholders’ equity	821,080	745,255

Noncontrolling interests in subsidiaries	3,780	3,808

Total equity	824,860	749,063

Total liabilities and equity	$2,310,979	$2,045,225

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended September 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$7,636	$20,409	$7,480	$7,837	$6,327	$49,689

Add: Net operating income from non-core properties(4)	—	1,555	(122)	—	—	1,433

Total net operating income(3)	$7,636	$21,964	$7,358	$7,837	$6,327	$51,122
Add/(deduct):
Other income (expense)						301
Gain from non-disposal activities						4
Interest expense						(17,100)
Gain (loss) on extinguishment of debt						(238)
Depreciation and amortization						(24,278)
General and administrative expenses						(3,153)
Income from operations of properties held for sale						—
Gain on sale of real estate						—

Net income						6,658
Less: Net income attributable to noncontrolling interests in subsidiaries						(33)

Net income attributable to the controlling interests						$6,625

Three months ended September 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$6,869	$21,051	$7,347	$7,665	$6,562	$49,494

Add: Net operating income from non-core properties(4)	—	—	(80)	—	—	(80)

Total net operating income(3)	$6,869	$21,051	$7,267	$7,665	$6,562	$49,414
Add/(deduct):
Other income (expense)						(54)
Gain from non-disposal activities						62
Interest expense						(18,224)
Gain (loss) on extinguishment of debt						(133)
Depreciation and amortization						(23,484)
General and administrative expenses						(3,518)
Income from operations of properties held for sale						393
Gain on sale of real estate						5,147

Net income						9,603
Less: Net income attributable to noncontrolling interests in subsidiaries						(53)

Net income attributable to the controlling interests						$9,550

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Nine months ended September 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$18,284	$61,559	$22,867	$22,689	$18,721	$144,120

Add: Net operating income from non-core properties(4)	3,483	3,914	(362)	—	—	7,035

Total net operating income(3)	$21,767	$65,473	$22,505	$22,689	$18,721	$151,155
Add/(deduct):
Other income (expense)						423
Gain from non-disposal activities						4
Interest expense						(51,178)
Gain (loss) on extinguishment of debt						(280)
Depreciation and amortization						(71,459)
General and administrative expenses						(10,455)
Income from operations of properties held for sale						792
Gain on sale of real estate						7,942

Net income						26,944
Less: Net income attributable to noncontrolling interests in subsidiaries						(109)

Net income attributable to the controlling interests						$26,835

Nine months ended September 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$17,743	$61,906	$22,366	$23,040	$20,481	$145,536

Add: Net operating income from non-core properties(4)	2,314	1,846	(80)	—	—	4,080

Total net operating income(3)	$20,057	$63,752	$22,286	$23,040	$20,481	$149,616
Add/(deduct):
Other income (expense)						120
Gain from non-disposal activities						62
Interest expense						(57,221)
Gain (loss) on extinguishment of debt						6,931
Depreciation and amortization						(69,620)
General and administrative expenses						(9,931)
Income from operations of properties held for sale						1,867
Gain on sale of real estate						11,821

Net income						33,645
Less: Net income attributable to noncontrolling interests in subsidiaries						(154)

Net income attributable to the controlling interests						$33,491